Exhibit 99.2

Quarterly Supplemental Information

March 31, 2010

Corporate Headquarters	Institutional Analyst Contact	Investor Relations

11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 800.557.4830
Johns Creek, GA 30097	research.analysts@piedmontreit.com	Facsimile: 770.243.8198
Telephone: 770.418.8800		investor.services@piedmontreit.com
www.piedmontreit.com

Piedmont Office Realty Trust, Inc.

Quarterly Supplemental Information

Index

Page
Introduction
Corporate Data	3
Investor Information	4
Financial Highlights	5-7
Key Performance Indicators	8

Financials
Balance Sheet	9
Income Statements	10-11
Funds From Operations / Adjusted Funds From Operations	12
Same Store Analysis	13
Capitalization Analysis	14
Debt Summary	15
Debt Detail	16
Debt Analysis	17

Operational & Portfolio Information - Office Investments
Tenant Diversification	18
Tenant Credit & Lease Distribution Information	19
Leasing Activity	20
Lease Expiration Schedule	21
Annual Lease Expirations	22
Capital Expenditures & Commitments	23
Contractual Tenant Improvements & Leasing Commissions	24
Geographic Diversification	25
Industry Diversification	26

Other Investments
Other Investments Detail	27

Supporting Information
Definitions	28-29
Research Coverage	30
Non-GAAP Reconciliations	31-33
Risks, Uncertainties and Limitations	34

Please refer to page 34 for a discussion of important risks related to the business of Piedmont Office Realty Trust, as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking events contained in this supplemental reporting package might not occur.

In the opinion of management, the statements for the unaudited interim periods presented include all adjustments, which are of a normal and recurring nature, necessary for a fair presentation of the results for such periods. Results for these interim periods are not necessarily indicative of a full year’s results and certain prior period amounts have been reclassified to conform to the current period financial statement presentation.

Piedmont Office Realty Trust, Inc.

Corporate Data

Piedmont Office Realty Trust, Inc. (“Piedmont” or the “Company”) (NYSE: PDM) is a fully-integrated and self-managed real estate investment trust (“REIT”) specializing in the acquisition, ownership, management, development and disposition of primarily high-quality Class A office buildings located predominately in large U.S. office markets and leased principally to high-credit-quality tenants. Since its first acquisition in 1998, the Company has acquired over $5.5 billion of office and industrial properties (inclusive of joint ventures). Rated as an investment-grade company by Standard & Poor’s and Moody’s, Piedmont has maintained a low-leverage strategy while acquiring its properties. Over 87% of our Annualized Lease Revenue (“ALR”)(1) is derived from our office properties located within the ten largest U.S. office markets, including Chicago, Washington, D.C., the New York metropolitan area, Boston and greater Los Angeles.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission.

	As of March 31, 2010	As of December 31, 2009

Number of properties (2)	73		73

Rentable square footage (in ‘000s) (2)	20,230		20,229

Percent Leased (3)	89.6%		90.1%

Capitalization (in ‘000s):

Total debt	$1,402,525		$1,516,525

Equity market capitalization (4)	$3,424,469	$	N/A

Total market capitalization (4)	$4,826,994	$	N/A

Debt / Total market capitalization (4)	29.1%		N/A

Common stock data

High closing price during quarter (4)	$20.20	$	N/A

Low closing price during quarter (4)	$15.60	$	N/A

Closing price of Class A common stock at period end (4)	$19.85	$	N/A

Weighted average fully diluted shares outstanding (in thousands) (5)	165,200		158,581

Shares of common stock issued and outstanding	172,517		158,917

Rating / outlook
Standard & Poor’s	BBB / Stable		BBB / Stable
Moody’s	Baa2 / Stable		Baa3 / Positive
Employees	107		107

(1)	The definition for Annualized Lease Revenue can be found on page 28.
(2)	Our office portfolio currently consists of 73 properties (exclusive of our equity interests in eight properties owned through unconsolidated joint ventures and our two industrial properties).
(3)

Calculated as leased square footage on March 31, 2010 plus square footage associated with new leases signed for currently vacant spaces divided by total rentable square footage, expressed as a percentage. This measure is presented for our 73 office properties and excludes industrial and unconsolidated joint venture properties.

(4)

Our Class A common stock was listed on the New York Stock Exchange on February 10, 2010; there is no market data as of December 31, 2009. Our Class B-1, Class B-2, and Class B-3 common stock (collectively, our “Class B common stock”) is not listed on a national securities exchange and there is no established market for such shares. We have used the closing price of the Class A common stock at period end of $19.85 per share for the purposes of the calculations regarding market capitalization herein.

(5)	Weighted average fully diluted shares outstanding are presented on a year-to-date basis for each period.

Piedmont Office Realty Trust, Inc.

Investor Information

Corporate

11695 Johns Creek Parkway, Suite 350, Johns Creek, Georgia 30097

770.418.8800

www.piedmontreit.com

Executive and Senior Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon
Chief Executive Officer, President and Director	Chief Financial Officer, Executive Vice President, Secretary, and Treasurer	Chief Accounting Officer and Senior Vice President

Raymond L. Owens	Carroll A. Reddic, IV
Executive Vice President - Capital Markets	Executive Vice President - Real Estate Operations, Assistant Secretary

Board of Directors

W. Wayne Woody	Donald A. Miller, CFA	Frank C. McDowell
Director and Chairman of the Board of Directors	Chief Executive Officer, President and Director	Director and Vice Chairman of the Board of Directors

Wesley E. Cantrell	Michael R. Buchanan	Donald S. Moss
Director and Chairman of Governance Committee	Director and Chairman of Capital Committee	Director and Chairman of Compensation Committee

Jeffery L. Swope		William H. Keogler, Jr.
Director		Director

Transfer Agent	Corporate Counsel

Boston Financial Data Services	King & Spalding
2000 Crown Colony Drive	1180 Peachtree Street, NE
Quincy, Massachusetts 02169	Atlanta, GA 30309
Phone: 888.772.2337	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of March 31, 2010

Financial Results (1)

•

Funds from operations (FFO) for the quarter ended March 31, 2010 was $69.2M, or $0.42 per share (diluted), compared to $68.4M, or $0.43 per share (diluted), for the same quarter in 2009. The increase in FFO from 2009 to 2010 was primarily due to reduced general and administrative expenses due to lower compensation related costs as well as reduced taxes and license fees. The $0.01 decrease in FFO per share reflects the dilutive effect of the 13.8 million shares of Class A common stock issued in February 2010.

•	There were not any impairment charges or extraordinary items during the quarters ended March 31, 2010 and March 31, 2009; therefore, core funds from operations (Core FFO) is the same as FFO.

•	Adjusted funds from operations (AFFO) for the quarter ended March 31, 2010 was $60.6M, or $0.37 per share (diluted), compared to $59.6M, or $0.37 per share (diluted), for the same quarter in 2009.

•

During the quarters ended March 31, 2010 and March 31, 2009, the company paid to stockholders a quarterly dividend in the amount of $0.315 per share for all classes of common stock. The Company's dividend payout percentage for the quarters ended March 31, 2010 and March 31, 2009 was 77.7% of Core FFO and 88.8% of AFFO, and 73.4% of Core FFO and 84.3% of AFFO, respectively.

Operations

•

On a square footage basis, our portfolio was 89.6% leased as of March 31, 2010 as compared to 90.1% and 91.1% at December 31, 2009 and March 31, 2009, respectively. The decrease in leased square footage over the past year is primarily due to 133 thousand square feet being vacated in May 2009 by Countrywide in Phoenix and 99 thousand square feet in January 2010 by Kirkland & Ellis in Chicago.

•	The weighted average remaining lease term of our portfolio was 5.7 years(2) as of March 31, 2010 as compared to 5.9 years and 5.2 years at December 31, 2009 and March 31, 2009, respectively.

•

Only 6.8% of our Annualized Lease Revenue from our December 31, 2009 Quarterly Supplemental Information was set to expire in 2010 and a majority of this expiration takes place in the fourth quarter. During the three months ended March 31, 2010, leasing activity was modest with the company completing a total of over 354 thousand square feet of leasing. From an office leasing perspective, we executed renewal leases for 87 thousand square feet and new tenant leases for 94 thousand square feet, with an average committed capital cost of $1.56 and $2.37 per square foot per year of lease term, respectively. From an industrial leasing perspective, we executed new tenant leases totaling 174 thousand square feet with an average committed capital cost of $0.14 per square foot per year of lease term.

•	During the three months ended March 31, 2010, we retained tenants for 64% of the square footage associated with expiring leases, as compared to 78% for the year ended December 31, 2009.

(1)

FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See pages 28-29 for definitions of non-GAAP financial measures. See pages 12 and 32 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2)	Remaining lease term (after taking into account leases which had been executed but not commenced as of March 31, 2010) is weighted based on Annualized Lease Revenue, as defined on page 28.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of March 31, 2010

•	During the three months ended March 31, 2010, we executed two office leases greater than 20,000 SF. Please see information on those leases in the following chart.

Tenant Name	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
Internal Revenue Service	5000 Corporate Court	Holtsville, NY	101,178	2020	Renewal / Expansion
New York Life Insurance Company	Fairway Center II	Brea, CA	29,855	2016	New

Leasing Update

•

During 2010 and 2011, five leases are scheduled to expire that contribute greater than 1% of Annualized Lease Revenue. Information regarding the leasing status of the spaces associated with those leases is as follows:

Tenant Name	Property	Property Location	Square Footage	Percentage of Annualized Lease Revenue (%)	Expiration (1)	Leasing Status
Citicorp	111 Sylvan Avenue	Englewood Cliffs, NJ	409,604	1.2%	Q4 2010	Discussions with the current tenant for renewal of a portion of the space leased were terminated because the property is under contract to be sold in December 2010. Please see subsequent events on page 7.
State Street Bank	1200 Crown Colony Drive	Quincy, MA	234,668	1.6%	Q1 2011	In discussions with the current tenant for a renewal of the entire space leased by the tenant.
U.S. Government, Comptroller of the Currency	One Independence Square	Washington, D.C.	322,984	3.1%	Q2 2011	In discussions with the current tenant for a renewal of the entire space leased by the tenant.
Zurich American Insurance Company	Windy Point II	Schaumburg, IL	300,034	1.8%	Q3 2011	Space has been substantially sublet by the tenant. In discussions with sublessees for direct leases.
Kirkland & Ellis	Aon Center	Chicago, IL	331,887	1.8%	Q4 2011	Kirkland & Ellis is vacating; 260,641 SF of the space associated with their lease has been relet to KPMG beginning in August 2012.

(1)	The lease expiration date presented is that of the majority of the space leased to the tenant at the building.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of March 31, 2010

Financing and Capital Activity

•	As of March 31, 2010, our ratio of debt to total market capitalization was 29.1%; our ratio of debt to gross real estate assets was 30.7%; and our ratio of debt to total gross assets was 26.6%.

•	During the first quarter of 2010, the Company did not acquire or sell any properties.

•

On January 22, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our Securities and Exchange Commission (“SEC”) filings. Upon the effectiveness of the recapitalization, each share of our outstanding common stock converted automatically into: (a) 1/12th of a share of our Class A common stock; plus (b) 1/12th of a share of our Class B-1 common stock; plus (c) 1/12th of a share of our Class B-2 common stock; plus (d) 1/12th of a share of our Class B-3 common stock. The recapitalization had the effect of a one-for-three reverse stock split. Prior period share and per share information in this report has been restated to reflect this recapitalization.

•

Our Class A common stock initially listed on the New York Stock Exchange on February 10, 2010. In connection with the listing, we issued approximately 13.8 million Class A common shares in an underwritten public offering. The shares were issued at a public offering price of $14.50 per share. Total net proceeds of $184.5 million were raised from the public offering; $114 million of the proceeds were used to pay down the outstanding balance on our $500 million revolving credit facility and the remainder is being used for general corporate purposes.

•	On February 17, 2010, the share redemption plan and the former dividend reinvestment plan were terminated.

Subsequent Events

•

On April 9, 2010, Moody’s upgraded Piedmont’s credit rating from Baa3 (with a Positive outlook) to Baa2 (with a Stable outlook). Moody’s indicated that the reasons for the rating increase were the Company’s conservative capital strategy, high-quality assets, diversified tenant base, high fixed charge coverage and solid liquidity.

•

On May 5, 2010, Piedmont entered into a binding contract to sell the 111 Sylvan Avenue property in Englewood Cliffs, NJ. As of that date, the purchaser had completed its due diligence study of the asset and its deposit of 10% of the agreed upon purchase price of $55 million became non-refundable. The transaction is scheduled to close in December 2010, which will allow Piedmont to recognize the cash flow of the existing lease with Citicorp through its expiration in November 2010. Piedmont will reclassify 111 Sylvan Avenue from real estate assets held-for-use to real estate assets held-for-sale as of May 5, 2010. We anticipate recording a $9.8 million impairment charge as a result of marking the asset to fair value on May 5, 2010.

Guidance for 2010

•	The following financial guidance for full-year 2010 is based on management’s expectations at this time:

	Low		High
Net Income (before the $9.8 million impairment charge)	$117	-	124 million
Add: Depreciation & Amortization	$152	-	154 million
Core Funds from Operations (excludes impairment charges)	$269	-	278 million
Core Funds from Operations per diluted share (excludes impairment charges)	$1.56	-	1.62

Our anticipated $9.8 million charge on the 111 Sylvan Avenue property will not have an impact on our reported Core FFO, but it will impact FFO as previously estimated by roughly $0.055 per share. The opportunity to sell 111 Sylvan Avenue was not contemplated in our original FFO guidance. Note that individual quarters may fluctuate on both a cash and accrual basis due to timing of repairs and maintenance, capital expenditures and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this release and does not include any future potential litigation reserve adjustments, or the impact of any potential acquisitions, divestitures or impairments.

Piedmont Office Realty Trust, Inc.

Key Performance Indicators

Unaudited (in thousands)

This section includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest Taxes Depreciation & Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO) Adjusted Funds from Operations (AFFO), Same Store NOI, and NOI from Unconsolidated Joint Ventures. Definitions of these non-GAAP measures are provided on pages 28-29 and reconciliations are provided on pages 31-33.

	Three Months Ended
Selected Operating Data	3/31/2010		12/31/2009		9/30/2009		6/30/2009		3/31/2009
Percent leased (1)	89.6%		90.1%		90.1%		90.1%		91.1%
Rental income	$112,106		$112,000		$112,874		$111,994		$112,946
Total revenues	$148,436		$151,017		$150,540		$149,579		$153,748
Total operating expenses (2)	$99,466		$106,788		$139,165		$103,990		$106,574
Lease termination income (3)	$496		$1,981		$0		$782		$0
Impairment losses on real estate assets (4)	$0		$0		$37,633		$0		$0
Same Store NOI (5) (6)	$91,929		$87,850		$90,095		$90,019		$94,405
NOI from unconsolidated joint ventures	$1,267		$1,156		$1,171		$1,275		$1,196
Core EBITDA (5)	$88,592		$89,261		$90,266		$88,214		$88,031
Core FFO	$69,198		$69,484		$70,471		$68,546		$68,418
Core FFO per share - diluted	$0.42		$0.44		$0.45		$0.43		$0.43
AFFO (5)	$60,582		$47,709		$60,756		$59,303		$59,577
AFFO per share - diluted	$0.37		$0.30		$0.39		$0.37		$0.37
Gross dividends	$53,777		$49,733		$49,565		$49,389		$50,248
Dividends per share	$0.315		$0.315		$0.315		$0.315		$0.315

Selected Balance Sheet Data
Total real estate assets	$3,737,478		$3,763,527		$3,785,458		$3,850,625		$3,878,874
Total gross real estate assets	$4,571,837		$4,575,638		$4,601,835		$4,636,750		$4,631,104
Total assets	$4,428,410		$4,395,345		$4,431,851		$4,494,484		$4,542,347
Net debt (7)	$1,325,531		$1,506,521		$1,515,186		$1,542,996		$1,483,120
Total liabilities	$1,584,781		$1,713,299		$1,743,415		$1,761,748		$1,722,981

Ratios
Core EBITDA margin (8)	59.7%		59.1%		60.0%		59.0%		57.3%
Fixed charge coverage ratio (9)	4.6	x	4.6	x	4.6	x	4.5	x	4.6	x
Core FFO payout percentage (10)	77.7%		71.6%		70.3%		72.1%		73.4%
AFFO payout percentage (11)	88.8%		104.2%		81.6%		83.3%		84.3%
Net debt to core EBITDA (12)	3.7	x	4.2	x	4.2	x	4.4	x	4.2	x

(1)

Percent leased represents 73 office properties and excludes industrial and unconsolidated joint venture properties. Percent leased decreased in the second quarter of 2009 as compared to the prior period primarily due to Countrywide vacating 133 thousand square feet at the end of their lease at our River Corporate Center building in Phoenix, AZ; it decreased in the first quarter of 2010 as compared to the prior period primarily due to Kirkland & Ellis vacating 99 thousand square feet at Aon Center in Chicago, IL.

(2)	Total operating expenses in the third quarter of 2009 includes $35.1 million in impairment charges recognized on three wholly-owned assets.
(3)	Lease termination income is included in ‘other rental income’ on the income statement.
(4)	Impairment losses include both wholly owned and unconsolidated joint ventures.
(5)	Same Store NOI, Core EBITDA and AFFO have been adjusted to exclude impairments on real estate assets as shown on pages 31 and 32.
(6)

The higher Same Store NOI during the first quarter of 2009 and 2010 is primarily the result of the uneven contractual rental payment schedule associated with the net lease of our 1901 Market Street building in Philadelphia, PA, which results in larger cash receipts by approximately $4 million during the first quarter of each year.

(7)	Net debt is calculated as total debt minus cash and cash equivalents.
(8)	Core EBITDA margin is calculated as Core EBITDA divided by total revenues.
(9)

Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. We had no capitalized interest, principal amortization or preferred dividends during the three months ended March 31, 2010.

(10)	Core FFO payout percentage is calculated as dividends paid during the applicable period divided by Core FFO.
(11)	AFFO payout percentage is calculated as dividends paid during the applicable period divided by AFFO.
(12)	Core EBITDA is annualized for the purposes of this calculation.

Piedmont Office Realty Trust, Inc.

Consolidated Balance Sheets

Unaudited (in thousands)

	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
Assets:
Real estate, at cost:
Land assets	$651,876	$651,876	$651,876	$659,637	$659,637
Buildings and improvements	3,672,594	3,663,391	3,654,389	3,676,425	3,666,181
Buildings and improvements, accumulated depreciation	(689,117)	(665,068)	(641,960)	(615,665)	(590,016)
Intangible lease asset	235,022	243,312	280,087	284,292	284,292
Intangible lease asset, accumulated amortization	(145,242)	(147,043)	(174,417)	(170,460)	(162,214)
Construction in progress	12,345	17,059	15,483	16,396	20,994

Total real estate assets	3,737,478	3,763,527	3,785,458	3,850,625	3,878,874
Investment in unconsolidated joint ventures	43,482	43,940	44,350	47,408	47,795
Cash and cash equivalents	76,994	10,004	17,339	17,529	31,905
Tenant receivables, net of allowance for doubtful accounts	33,152	33,071	38,819	32,105	38,331
Straight line rent receivable	95,164	95,371	92,858	91,086	88,960
Notes receivable	59,407	58,739	58,523	57,990	57,172
Due from unconsolidated joint ventures	1,202	1,083	1,072	1,198	1,109
Prepaid expenses and other assets	18,600	21,456	22,220	20,448	14,827
Goodwill	180,097	180,097	180,097	180,097	180,097
Deferred financing costs, less accumulated amortization	6,509	7,205	7,901	8,547	9,210
Deferred lease costs, less accumulated amortization	176,325	180,852	183,214	187,451	194,067

Total assets	$4,428,410	$4,395,345	$4,431,851	$4,494,484	$4,542,347

Liabilities:
Lines of credit and notes payable	$1,402,525	$1,516,525	$1,532,525	$1,560,525	$1,515,025
Accounts payable, accrued expenses, and accrued capital expenditures	83,172	97,747	111,345	98,803	97,571
Deferred income	39,079	34,506	29,788	28,412	32,085
Intangible lease liabilities, less accumulated amortization	57,689	60,655	64,082	67,143	70,169
Interest rate swap	2,316	3,866	5,675	6,865	8,131

Total liabilities	1,584,781	1,713,299	1,743,415	1,761,748	1,722,981

Redeemable common stock (1)	—	75,164	61,716	52,230	136,926

Shareholders’ equity (2):
Class A common stock	534	397	395	394	402
Class B-1 common stock	397	397	395	394	402
Class B-2 common stock	397	397	396	394	402
Class B-3 common stock	397	398	396	395	402
Additional paid in capital	3,659,257	3,477,168	3,461,698	3,449,489	3,516,053
Cumulative distributions in excess of earnings	(820,878)	(798,561)	(774,774)	(716,949)	(695,536)
Redeemable common stock (1)	—	(75,164)	(61,716)	(52,230)	(136,926)
Other comprehensive loss	(2,316)	(3,866)	(5,675)	(6,865)	(8,131)

Piedmont stockholders’ equity	2,837,788	2,601,166	2,621,115	2,675,022	2,677,068
Non-controlling interest	5,841	5,716	5,605	5,484	5,372

Total stockholders’ equity	2,843,629	2,606,882	2,626,720	2,680,506	2,682,440

Total liabilities, redeemable common stock and stockholders’ equity	$4,428,410	$4,395,345	$4,431,851	$4,494,484	$4,542,347

All classes of common stock outstanding at end of period (2)	172,517	158,917	158,215	157,668	160,760

(1)	During the three months ended March 31, 2010, the board of directors terminated the share redemption plan. We are no longer required by GAAP to reclassify any of our common stock outstanding as redeemable common stock.
(2)	During the three months ended March 31, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our SEC filings. Upon the effectiveness of the recapitalization, each share of our outstanding common stock converted automatically into: (a) 1/12th of a share of our Class A common stock; plus (b) 1/12th of a share of our Class B-1 common stock; plus (c) 1/12th of a share of our Class B-2 common stock; plus (d) 1/12th of a share of our Class B-3 common stock. The recapitalization had the effect of a one-for-three reverse stock split. Prior period share and per share information in this report has been restated to reflect this recapitalization.

Piedmont Office Realty Trust, Inc.

Consolidated Statements of Income

Unaudited (in thousands)

	Three Months Ended
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Revenues:
Rental income	$112,106	$112,000	$112,874	$111,994	$112,946
Tenant reimbursements	35,081	36,108	36,924	36,059	40,105
Property management fee revenue	753	928	742	744	697
Other rental income	496	1,981	—	782	—

Total revenues	148,436	151,017	150,540	149,579	153,748

Operating expenses:
Property operating costs	55,369	57,301	57,618	55,639	60,131
Depreciation	26,080	27,090	26,792	26,561	25,630
Amortization	11,387	16,171	13,991	13,695	13,442
Impairment loss on real estate assets	—	—	35,063	—	—
General and administrative	6,630	6,226	5,701	8,095	7,371

Total operating expenses	99,466	106,788	139,165	103,990	106,574

Real estate operating income	48,970	44,229	11,375	45,589	47,174

Other income (expense):
Interest expense	(19,091)	(19,489)	(19,518)	(19,393)	(19,343)
Interest and other income	969	652	1,989	1,147	662
Equity in income of unconsolidated joint ventures	737	673	(1,985)	753	663

Total other income (expense)	(17,385)	(18,164)	(19,514)	(17,493)	(18,018)

Net income	31,585	26,065	(8,139)	28,096	29,156

Less: Net income attributable to noncontrolling interest	(125)	(119)	(121)	(120)	(118)

Net income attributable to Piedmont	$31,460	$25,946	$(8,260)	$27,976	$29,038

Weighted average common shares outstanding - diluted	165,200	158,393	157,760	158,304	159,878

Net income per share available to common stockholders - basic and diluted	$0.19	$0.16	$(0.05)	$0.18	$0.18

Piedmont Office Realty Trust, Inc.

Consolidated Statements of Income

Unaudited (in thousands)

	Three Months Ended
	3/31/2010	3/31/2009	Change	Change
Revenues:
Rental income	$112,106	$112,946	$(840)	-0.7%
Tenant reimbursements	35,081	40,105	(5,024)	-12.5%
Property management fee revenue	753	697	56	8.0%
Other rental income	496	—	496	0.0%

Total revenues	148,436	153,748	(5,312)	-3.5%

Operating expenses:
Property operating costs	55,369	60,131	4,762	7.9%
Depreciation	26,080	25,630	(450)	-1.8%
Amortization	11,387	13,442	2,055	15.3%
Impairment loss on real estate assets	—	—	—	0.0%
General and administrative	6,630	7,371	741	10.1%

Total operating expenses	99,466	106,574	7,108	6.7%

Real estate operating income	48,970	47,174	1,796	3.8%

Other income (expense):
Interest expense	(19,091)	(19,343)	252	1.3%
Interest and other income	969	662	307	46.4%
Equity in income of unconsolidated joint ventures	737	663	74	11.2%

Total other income (expense)	(17,385)	(18,018)	633	3.5%

Net income	31,585	29,156	2,429	8.3%

Less: Net income attributable to noncontrolling interest	(125)	(118)	(7)	-5.9%

Net income attributable to Piedmont	$31,460	$29,038	$2,422	8.3%

Weighted average common shares outstanding - diluted	165,200	159,878

Net income per share available to common stockholders - basic and diluted	$0.19	$0.18

Piedmont Office Realty Trust, Inc.

Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations

Unaudited (in thousands except for per share data)

	Three Months Ended
	3/31/2010	3/31/2009

Net income attributable to Piedmont	$31,460	$29,038

Add:
Depreciation (1) (2)	26,250	25,837
Amortization (1)	11,488	13,543
Deduct:
Gain on sale of property (1)	—	—

Funds from operations	69,198	68,418

Add:
Impairment loss on real estate assets (1)	—	—

Core funds from operations	69,198	68,418

Add:
Depreciation of non real estate assets	178	152
Stock-based and other non-cash compensation expense	653	1,005
Loss on extinguishment of debt	—	—
Deferred financing cost amortization	696	708
Deduct:
Straight-line effects of lease revenue (1)	1,073	2,696
Amortization of lease-related intangibles (1)	(1,426)	(1,230)
Income from amortization of discount on purchase of mezzanine loans	(668)	(367)
Non-incremental capital expenditures (3)	(9,122)	(11,805)

Adjusted funds from operations	$60,582	$59,577

Weighted average common shares outstanding - diluted	165,200	159,878

Funds from operations per share (diluted)	$0.42	$0.43
Core funds from operations per share (diluted)	$0.42	$0.43
Adjusted funds from operations per share (diluted)	$0.37	$0.37

(1)	Includes adjustments for wholly-owned properties and for our proportionate ownership in unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.
(3)	Non-incremental capital expenditures are defined on page 29.

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income

Unaudited (in thousands)

	Three Months Ended
	3/31/2010	3/31/2009

Net income attributable to Piedmont	$31,460	$29,038

Add:
Non-controlling interest	125	118
Interest expense	19,091	19,343
Depreciation	26,428	25,989
Amortization	11,488	13,543
Impairment loss on real estate assets	—	—

Core EBITDA	88,592	88,031

Add:
General & administrative expenses (1)	6,695	7,407
Deduct:
Interest and other income	(969)	(662)
Lease termination income	(496)	—
Lease termination expense - straight line rent & FAS 141 writeoffs	67	—

Core net operating income (accrual basis)	93,889	94,776
Deduct:
Straight line rent adjustment	1,006	2,696
FAS 141 adjustment	(1,426)	(1,230)

Core net operating income (cash basis)	93,469	96,242
Deduct:
Acquisitions	—	—
Industrial Properties	(273)	(641)
Unconsolidated joint ventures	(1,267)	(1,196)

Same Store NOI	$91,929	$94,405

Change period over period	-2.6%	N/A

Same Store Net Operating Income

Top Seven Markets

	Three Months Ended
	3/31/2010		3/31/2009
	$	%	$	%
Chicago (2)	$18,311	19.9	$21,071	22.3
Washington, D.C. (3)	19,511	21.2	18,565	19.7
New York (4)	13,720	14.9	15,318	16.2
Minneapolis	5,584	6.1	4,913	5.2
Los Angeles (5)	5,321	5.8	6,057	6.4
Dallas	4,090	4.4	4,107	4.4
Boston	3,730	4.1	3,796	4.0
Other	21,662	23.6	20,578	21.8

Total	$91,929	100.0	$94,405	100.0

(1)	Includes general & administrative expenses associated with our unconsolidated joint venture assets.
(2)

The decrease in Chicago Same Store Net Operating Income for the three months ended March 31, 2010 as compared to the same period in 2009 is primarily related to the previously announced 99 thousand square foot partial lease expiration with Kirkland & Ellis at Aon Center in Chicago, IL as well as a rental abatement concession associated with a lease renewal at Windy Point I in Schaumburg, IL.

(3)

The increase in Washington, D.C. Same Store Net Operating Income for the three months ended March 31, 2010 as compared to the same period in 2009 is primarily related to contractual rental increases pursuant to existing leases and reduced property operating costs.

(4)

The decrease in New York Same Store Net Operating Income for three months ended March 31, 2010 as compared to the same period in 2009 is primarily related to a rental abatement associated with the lease restructure/extension with the State of New York at 60 Broad Street in New York, NY which reduced income during the first quarter of 2010 as compared to 2009 by approximately $1.5 million.

(5)

The decrease in Los Angeles Same Store Net Operating Income for the three months ended March 31, 2010 as compared to the previous period is due to a number of factors, including holdover rents recognized in 2009 for a lease that terminated in 2008 and a lease default by a bank that leased over 25 thousand square feet at our 1901 Main Street building in Irvine, CA.

Piedmont Office Realty Trust, Inc.

Capitalization Analysis

Unaudited ($ and shares in thousands)

	As of March 31, 2010	As of December 31, 2009
Common stock price (1)	$19.85	$	N/A

Total shares outstanding (2)	172,517		158,917
Class A common stock	53,479		39,729
Class B-1 common stock	39,679		39,729
Class B-2 common stock	39,679		39,729
Class B-3 common stock	39,679		39,729

Equity market capitalization (3)	$3,424,469	$	N/A

Total consolidated debt	$1,402,525		$1,516,525

Total market capitalization (1)	$4,826,994	$	N/A

Total debt / Total market capitalization	29.1%		N/A

Total gross real estate assets	$4,571,837		$4,575,638

Total debt / Total gross real estate assets (4)	30.7%		33.1%

Total debt / Total gross assets (5)	26.6%		29.1%

(1)

Reflects closing common stock price as of the end of the reporting period. The company was not listed on a public exchange as of December 31, 2009. Our Class A common stock initially listed on the New York Stock Exchange on February 10, 2010.

(2)

On January 22, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our SEC filings. Upon the effectiveness of the recapitalization, each share of our outstanding common stock converted automatically into: (a) 1/12th of a share of our Class A common stock; plus (b) 1/12th of a share of our Class B-1 common stock; plus (c) 1/12th of a share of our Class B-2 common stock; plus (d) 1/12th of a share of our Class B-3 common stock. The recapitalization had the effect of a one-for-three reverse stock split. Prior period share and per share information in this report has been restated to reflect this recapitalization.

(3)

Market value of common shares is defined as the total number of shares of all classes of our common stock outstanding multiplied by the closing price of our Class A common stock at the end of the reporting period, as further qualified in footnote (1) above.

(4)

Total debt to total gross real estate assets ratio for the current period is defined as total debt divided by Piedmont’s gross real estate assets. Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

(5)

Total debt to total gross assets ratio for the current period is defined as total debt divided by gross assets. Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.

Debt Summary

Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt

Debt (1)	Amount		Weighted Average Interest Rate		Weighted Average Maturity
Floating Rate	$0	(2)	0.0%	(3)	29.0 months
Fixed Rate (4)	1,402,525		5.1%		50.3 months

Total	$1,402,525		5.1%		50.3 months

Unsecured & Secured Debt

Debt (1)	Amount	Weighted Average Interest Rate	Weighted Average Maturity
Unsecured	$250,000	5.0%	14.9 months	(4)
Secured	1,152,525	5.2%	57.9 months

Total	$1,402,525	5.1%	50.3 months

Debt Maturities

Maturity Year	Secured Debt (1)	Unsecured Debt (1)		Weighted Average Interest Rate	Percentage of Total
2010	$0	$0		N/A	N/A
2011	0	250,000	(4)	5.0%	17.8%
2012	45,000	0	(2)	5.2%	3.2%
2013	0	0		N/A	N/A
2014	695,000	0		4.9%	49.6%
2015	105,000	0		5.3%	7.5%
2016	167,525	0		5.6%	11.9%
2017	140,000	0		5.8%	10.0%

TOTAL	$1,152,525	$250,000		5.1%	100.0%

(1)	All of Piedmont’s outstanding debt as of March 31, 2010 is interest-only debt.
(2)

Amount represents the outstanding balance as of March 31, 2010 on the $500M Unsecured Line of Credit, which matures August 2011. Management intends to exercise the one-year extension option to extend the maturity date to August 2012. The payment of a 15 bp fee will be required to extend the term of this facility.

(3)

Rate is equal to the weighted average interest on all outstanding draws as of March 31, 2010. Piedmont may select from multiple interest rate options with each draw, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread of .475% over the selected rate based on Piedmont’s current credit rating.

(4)

The $250 Million Unsecured Term Loan has a stated variable rate; however, Piedmont entered into an interest rate swap agreement which effectively fixes the interest rate on this loan at 4.97% through June 28, 2010. In January 2010, in connection with the notification of Piedmont’s intent to extend the maturity of the loan by one year, Piedmont entered into four forward interest rate swap agreements with several counterparties to effectively fix the interest rate on the $250 Million Unsecured Term Loan at 2.36% during the one-year extension period. The $250 Million Unsecured Term Loan is, therefore, included in fixed rate debt. The $250M Unsecured Term Loan may be extended, upon payment of a 25 basis point fee, to June 2011. Piedmont gave notice in January 2010 of its intent to extend this facility to June 2011. It is, therefore, listed as a 2011 debt maturity.

Piedmont Office Realty Trust, Inc.

Debt Detail

Unaudited ($ in thousands)

Facility	Property	Rate(1)		Maturity		Amount Outstanding as of March 31, 2010

Secured (Fixed)
$45.0 Million Fixed-Rate Loan	4250 North Fairfax	5.20%		6/1/2012		$45,000
35 West Wacker Building Mortgage Note	35 West Wacker Drive	5.10%		1/1/2014		120,000
Aon Center Chicago Mortgage Note	Aon Center	4.87%		5/1/2014		200,000
Aon Center Chicago Mortgage Note	Aon Center	5.70%		5/1/2014		25,000
Secured Pooled Facility	Nine Property Collateralized Pool (2)	4.84%		6/7/2014		350,000
$105.0 Million Fixed-Rate Loan	US Bancorp Center	5.29%		5/11/2015		105,000
$125.0 Million Fixed-Rate Loan	Four Property Collateralized Pool (3)	5.50%		4/1/2016		125,000
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%		10/11/2016		42,525
WDC Mortgage Notes	1201 & 1225 Eye Street	5.76%		11/1/2017		140,000

Subtotal/Weighted Average (4)		5.16%				$1,152,525

Unsecured (Variable)
$250 Million Unsecured Term Loan (5)	N/A	LIBOR + 1.50	%(5)	6/28/2010	(6)	$250,000
$500 Million Unsecured Facility (7)	N/A	0	%(8)	8/30/2011	(9)	0

Subtotal/Weighted Average (4)		4.97%				$250,000

Total/ Weighted Average (4)		5.13%				$1,402,525

(1)	All of Piedmont’s outstanding debt as of March 31, 2010 is interest-only debt.
(2)	The nine property collateralized pool includes 1200 Crown Colony Drive, Braker Pointe III, 2 Gatehall Drive, One and Two Independence Square, 2120 West End Avenue, 111 Sylvan Avenue, 200 Bridgewater Crossing, and Fairway Center II.
(3)	The four property collateralized pool includes 1430 Enclave Parkway, Windy Point I and II, and 1055 East Colorado Boulevard.
(4)	Weighted average is based on the total balance outstanding and interest rate at March 31, 2010.
(5)	The $250 Million Unsecured Term Loan has a stated variable rate; however, Piedmont entered into an interest rate swap agreement which effectively fixes the interest rate on this loan at 4.97% through June 28, 2010. In January 2010, in connection with the notification of Piedmont’s intent to extend the maturity of the loan by one year, Piedmont entered into four forward interest rate swap agreements with several counterparties to effectively fix the interest rate on the $250 Million Unsecured Term Loan at 2.36% during the one-year extension period.
(6)	Piedmont may extend the term for one additional year provided Piedmont is not then in default and upon the payment of a 25 basis point extension fee. In January 2010, Piedmont notified the administrative agent of its intent to extend the loan.
(7)	All of Piedmont’s outstanding debt as of March 31, 2010 is term debt with the exception of the $500 Million Unsecured Facility.
(8)	Rate is equal to the weighted-average interest rate on all outstanding draws as of March 31, 2010. Piedmont may select from multiple interest rate options with each draw, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (0.475% as of March 31, 2010) over the selected rate based on Piedmont’s current credit rating.
(9)	Piedmont may extend the term for one additional year provided Piedmont is not then in default and upon the payment of a 15 basis point extension fee.

Piedmont Office Realty Trust, Inc.

Debt Analysis

As of March 31, 2010

Unaudited

Debt Covenant Compliance (1)	Required	Actual

Maximum Leverage Ratio	0.60	0.28

Minimum Fixed Charge Coverage Ratio (2)	1.50	4.60

Maximum Secured Indebtedness Ratio	0.40	0.23

Minimum Unencumbered Leverage Ratio	1.60	9.32

Minimum Unencumbered Interest Coverage Ratio (3)	1.75	10.55

Maximum Certain Permitted Investments Ratio (4)	0.35	0.02

(1)	Debt covenant compliance calculations relate to specific calculations detailed in our term loan and line of credit agreements.
(2)

Defined as EBITDA for the trailing four quarters (including the company’s share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the company’s share of fixed charges, as more particularly described in the credit agreements.

(3)

Defined as net operating income for the trailing four quarters for unencumbered assets (including the company’s share of net operating income from unconsolidated interests that are unencumbered) less a $0.15 per square foot capital reserve divided by the company’s share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4)

Permitted investments are defined as unconsolidated interests, debt investments, unimproved land, and development projects. Investments in permitted investments shall not exceed 35% of total asset value.

Other Debt Coverage Ratios	Three months ended March 31, 2010	Year ended December 31, 2009

Net debt / Core EBITDA	3.7 x	4.2 x

Fixed charge coverage ratio (5)	4.6 x	4.6 x

Interest coverage ratio (6)	4.6 x	4.6 x

(5)

Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. We had no capitalized interest, principal amortization or preferred dividends during the period ending March 31, 2010.

(6)	Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. We had no capitalized interest during the period ending March 31, 2010.

Piedmont Office Realty Trust, Inc.

Tenant Diversification

As of March 31, 2010

(in thousands)

	Credit Rating (1)	Number of Properties	Lease Expiration(s) (2)	Annualized Lease Revenue (3)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AAA	10	(4)	$75,597	13.0	1,684	9.3
BP Corporation	AA	1	2013	32,184	5.5	784	4.3
Leo Burnett	BBB+	2	2019	28,054	4.8	695	3.8
US Bancorp	A+	1	2014	22,002	3.8	715	4.0
Nestle	AA	1	2015	18,695	3.2	480	2.7
Winston & Strawn	No rating available (5)	1	2024	18,572	3.2	417	2.3
State of New York	AA	1	2019	18,011	3.1	480	2.7
Sanofi-aventis	AA-	2	2012	17,338	3.0	454	2.5
Independence Blue Cross	No rating available	1	2023	14,897	2.6	761	4.2
Kirkland & Ellis	No rating available (5)	1	2011	11,605	2.0	366	2.0
Zurich American	AA-	1	2011	10,685	1.8	300	1.7
Shaw	BB+	1	2018	9,546	1.6	313	1.7
State Street Bank	AA-	1	2011	9,414	1.6	235	1.3
DDB Needham	A-	1	2018	8,829	1.5	244	1.3
Lockheed Martin	A-	3	2014	8,796	1.5	284	1.6
City of New York	AA	1	2020	7,677	1.3	270	1.5
Citigroup	A	2	2010	7,555	1.3	415	2.3
Gemini	A+	1	2013	7,532	1.3	205	1.1
Gallagher	No rating available	1	2018	6,995	1.2	307	1.7
Caterpillar Financial	A	1	2022	6,975	1.2	312	1.7
Other			Various	240,928	41.5	8,395	46.3

Total				$581,887	100.0	18,116	100.0

(1)	Credit rating may reflect credit rating of parent or guarantor.
(2)	Represents the expiration year of the majority of the square footage leased by the tenant.
(3)	Please refer to page 28 for the definition of Annualized Lease Revenue.
(4)	There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2011 to 2025.
(5)

While no ratings are available for Winston & Strawn and Kirkland & Ellis, these tenants are ranked #34 and #7, respectively, in the 2009 AmLaw 100 ranking (based on 2008 financial data), a publication of The American Lawyer Magazine, which annually ranks the top-grossing, most profitable law firms.

Piedmont Office Realty Trust, Inc.

Credit Rating & Lease Distribution Information

As of March 31, 2010

(in thousands)

Tenant Credit Rating (1)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)
AAA	$81,547	14.0
AA	127,268	21.9
A	95,593	16.4
BBB	69,083	11.9
BB	26,575	4.6
B	16,699	2.9
Below	1,401	0.2
Not rated	163,721	28.1

Total	$581,887	100.0

Lease Distribution

As of March 31, 2010

	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)
2,500 or Less	155	34.4	$12,549	2.2	118	0.6
2,501 - 10,000	119	26.5	22,222	3.8	617	3.4
10,001 - 20,000	45	10.0	20,841	3.6	649	3.6
20,001 - 40,000	45	10.0	38,576	6.6	1,243	6.9
40,001 - 100,000	32	7.1	61,648	10.6	2,019	11.1
Greater than 100,000	54	12.0	426,051	73.2	13,470	74.4

Total	450	100.0	$581,887	100.0	18,116	100.0

(1)	Credit rating may reflect credit rating of parent or guarantor.

Piedmont Office Realty Trust, Inc.

Office Leasing Activity

(in thousands)

	Three Months Ended March 31, 2010
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)

As of December 31, 2009	18,221	20,229	90.1%

New Leases	118
Expired Leases	(223)
Other		1

As of March 31, 2010 (2)	18,116	20,230	89.6%

Rental Rate Roll Up / Roll Down Associated with New Leasing Activity (3)

	Square Feet	% Change Cash Rents	% Change Accrual Rents
For the three months ended March 31, 2010:

New, renewal, and expansion leases executed	116	(21.0%)	(16.8%)

Percentage of Rentable Square Footage	0.6%

(1)

Calculated as leased square footage on March 31, 2010 plus square footage associated with new leases signed for currently vacant spaces divided by total rentable square footage, expressed as a percentage.

(2)	The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.
(3)

The population analyzed consists of office leases executed during the quarter (retail leases as well as activity associated with our industrial properties and our unconsolidated joint venture assets were excluded from this analysis). For spaces that had been vacant for less than 1 year, the rents last in effect for the previous lease were compared to the initial rents of the new lease. Spaces that had been vacant for greater than 1 year were excluded from this analysis.

Piedmont Office Realty Trust, Inc.

Lease Expiration Schedule

As of March 31, 2010

(in thousands)

	OFFICE PORTFOLIO				GOVERNMENTAL ENTITIES
	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)
Vacant	2,114	10.4	$0	0.0	$0	0.0
2010[2]	1,169	5.8	32,178	5.5	1,864	0.3
2011	2,306	11.4	73,398	12.6	19,157	3.3
2012	2,218	11.0	81,204	14.0	36,629	6.3
2013	1,877	9.3	66,914	11.5	1,294	0.2
2014	1,748	8.6	54,366	9.3	3,601	0.6
2015	1,406	7.0	42,123	7.2	0	0.0
2016	1,023	5.1	28,601	4.9	1,029	0.2
2017	432	2.1	15,590	2.7	1,248	0.2
2018	1,455	7.2	43,422	7.5	8,604	1.5
2019	1,409	7.0	53,018	9.1	17,913	3.1
2020	939	4.6	25,811	4.5	8,955	1.5
2021	140	0.7	3,666	0.6	0	0.0
2022	317	1.5	7,765	1.3	0	0.0
2023	761	3.8	14,897	2.6	0	0.0
Thereafter	916	4.5	38,934	6.7	1,323	0.2

Total / Weighted Average	20,230	100.0	$581,887	100.0	$101,617	17.4

(1)	Annualized lease revenue for purposes of this schedule includes the revenue effects of leases executed but not commenced as of March 31, 2010.
(2)	Includes leases with an expiration date of March 31, 2010 aggregating 20,155 square feet and Annualized Lease Revenue of $555,165 for which no new leases were signed.

Piedmont Office Realty Trust, Inc.

Annual Lease Expirations

As of March 31, 2010

(in thousands)

	12/31/2010		12/31/2011		12/31/2012		12/31/2013
	Expiring Square Footage	Expiring Lease Revenue (1)	Expiring Square Footage	Expiring Lease Revenue (1)	Expiring Square Footage	Expiring Lease Revenue (1)	Expiring Square Footage	Expiring Lease Revenue (1)
Atlanta	57	$1,827	84	$2,019	34	$602	46	$1,068
Austin	0	0	0	0	0	0	0	0
Boston	1	32	235	9,414	7	332	111	2,090
Central & South Florida	11	314	124	2,731	16	430	55	1,353
Chicago	141	5,803	407	13,782	42	1,569	851	32,890
Cleveland	0	0	22	477	112	1,915	14	332
Dallas	55	1,185	285	6,094	86	2,240	9	227
Denver	0	0	0	0	0	0	0	0
Detroit	80	2,574	263	5,708	84	2,235	196	5,657
Houston	0	0	0	0	0	0	0	0
Los Angeles	96	3,813	100	3,613	191	4,048	87	2,952
Minneapolis	8	300	145	4,610	20	713	44	1,386
Nashville	0	0	0	0	0	0	0	0
New York	446	8,231	6	304	621	21,354	232	8,567
Philadelphia	0	0	0	0	0	0	0	0
Phoenix	91	1,861	45	790	0	0	0	0
Portland	73	1,305	105	1,502	73	1,279	0	0
Seattle	87	2,246	69	1,772	0	0	0	0
Washington, D.C.	23	2,219	416	22,541	932	44,426	232	10,125

Total / Weighted Average	1,169	$31,710	2,306	$75,357	2,218	$81,143	1,877	$66,647

(1)	Expiring lease revenue is calculated as expiring square footage multiplied by the rent per square foot of the tenant currently leasing the space.

Piedmont Office Realty Trust, Inc.

Capital Expenditures by Type

For the quarter ended March 31, 2010

Unaudited ($ in thousands)

	For the Three Months Ended
	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
Non-incremental (1)
Bldg / construction / dev	2,794	3,344	$852	$1,108	$1,256
Tenant improvements	3,591	10,278	3,527	5,233	3,841
Leasing costs	2,737	6,075	4,081	1,193	6,708

Total non-incremental	9,122	19,697	8,460	7,534	11,805

Incremental (1)

Bldg / construction / dev	277	2,023	838	551	526
Tenant improvements	0	19	0	0	0
Leasing costs	0	0	0	0	0

Total incremental	277	2,042	838	551	526

Total capital expenditures	$9,399	$21,739	$9,298	$8,085	$12,331

For the Three Months Ended March 31, 2010
Tenant improvement commitments (2)

Tenant improvement commitments outstanding at beginning of period	$121,469
New tenant improvement commitments related to leases executed during period	1,719
Tenant improvement commitments fulfilled or expired	(4,293)

Total	$118,895

NOTE: The information presented on this page is for all consolidated assets, inclusive of our industrial properties.

(1)	Definitions for non-incremental and incremental capital expenditures can be found on pages 28 and 29.
(2)

Commitments are unexpired contractual tenant improvement obligations for leases executed in current and prior periods that have not yet been fulfilled. The three largest commitments total approximately $72.2 million, or 61% of total outstanding commitments.

Piedmont Office Realty Trust, Inc.

Contractual Tenant Improvements and Leasing Commissions

	For the Three Months Ended March 31, 2010	2009	2008	2007

Renewal Leases
Number of leases	6	34	34	39
Square feet	86,729	1,568,895	967,959	1,672,383
Tenant improvements per square foot	$7.22	$12.01	$8.28	$13.19
Leasing commissions per square foot	$4.78	$5.51	$7.17	$7.18

Total per square foot	$12.00	$17.52	$15.45	$20.37

Tenant improvements per square foot per year of lease term	$0.94	$1.44	$1.39	$1.85
Leasing commissions per square foot per year of lease term	$0.62	$0.66	$1.20	$1.01

Total per square foot per year of lease term	$1.56	$2.10	$2.59	$2.86

New Leases
Number of leases	4	28	37	44
Square feet	93,739	700,295	747,919	508,605
Tenant improvements per square foot	$11.66	$45.04	$30.59	$24.93
Leasing commissions per square foot	$8.36	$17.12	$15.95	$10.39

Total per square foot	$20.02	$62.16	$46.54	$35.32

Tenant improvements per square foot per year of lease term	$1.38	$4.05	$3.24	$3.29
Leasing commissions per square foot per year of lease term	$0.99	$1.54	$1.69	$1.37

Total per square foot per year of lease term	$2.37	$5.59	$4.93	$4.66

Total
Number of leases	10	62	71	83
Square feet	180,468	2,269,190	1,715,878	2,180,988
Tenant improvements per square foot	$9.53	$22.21	$18.01	$15.93
Leasing commissions per square foot	$6.64	$9.09	$11.00	$7.93

Total per square foot	$16.17	$31.30	$29.01	$23.86

Tenant improvements per square foot per year of lease term	$1.18	$2.42	$2.41	$2.21
Leasing commissions per square foot per year of lease term	$0.82	$0.99	$1.47	$1.10

Total per square foot per year of lease term	$2.00	$3.41	$3.88	$3.31

NOTE: This information is presented for our consolidated office assets only.

Piedmont Office Realty Trust, Inc.

Geographic Diversification

As of March 31, 2010

Location	Number of Properties	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)	Occupied Square Feet	Percent Leased (%)	Annualized Lease Revenue ($'s in thousands)	Percentage of Annualized Lease Revenue (%)

Chicago	6	4,884	24.1	4,286	87.8	$153,283	26.3
Washington, D.C.	14	3,045	15.1	2,590	85.1	115,648	19.9
New York	9	3,288	16.3	3,078	93.6	94,493	16.2
Minneapolis	2	1,227	6.1	1,211	98.7	37,240	6.4
Los Angeles	5	1,133	5.6	981	86.6	34,638	6.0
Dallas	7	1,275	6.3	1,117	87.6	25,624	4.4
Boston	4	583	2.9	540	92.6	23,290	4.0
Detroit	4	929	4.6	757	81.5	20,210	3.5
Philadelphia	1	761	3.8	761	100.0	14,897	2.6
Atlanta	3	607	3.0	469	77.3	11,844	2.0
Houston	1	313	1.5	313	100.0	9,562	1.6
Phoenix	4	557	2.8	434	77.9	7,647	1.3
Nashville	1	312	1.5	312	100.0	6,975	1.2
Central & South Florida	3	297	1.4	260	87.5	5,872	1.0
Austin	1	195	0.9	195	100.0	5,668	1.0
Portland	4	325	1.6	325	100.0	5,109	0.9
Seattle	1	156	0.8	156	100.0	4,017	0.7
Cleveland	2	187	0.9	175	93.6	3,333	0.6
Denver	1	156	0.8	156	100.0	2,537	0.4

Total / Weighted Average	73	20,230	100.0	18,116	89.6	$581,887	100.0

Piedmont Office Realty Trust, Inc.

Industry Diversification

As of March 31, 2010

Industry Diversification	Number of Tenants	Percentage of Total Tenants (%)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

Governmental Entity	20	4.9	$101,616	17.5	2,443	13.5
Business Services	59	14.4	69,993	12.0	2,174	12.0
Depository Institutions	16	3.9	55,829	9.6	1,856	10.2
Legal Services	10	2.4	39,230	6.7	1,055	5.8
Insurance Carriers	19	4.6	35,912	6.2	1,458	8.0
Petroleum Refining & Related Industries	1	0.2	32,184	5.5	784	4.3
Chemicals & Allied Products	8	1.9	24,753	4.3	741	4.1
Nondepository Credit Institutions	10	2.4	21,494	3.7	827	4.6
Food & Kindred Products	3	0.7	19,436	3.3	509	2.8
Engineering, Accounting, Research, Management & Related Services	24	5.8	18,969	3.3	545	3.0
Communications	35	8.5	17,332	3.0	607	3.4
Security & Commodity Brokers, Dealers, Exchanges & Services	18	4.4	14,871	2.6	530	2.9
Electronic & Other Electrical Equipment & Components, Except Computer	8	2.0	13,537	2.3	600	3.3
Educational Services	9	2.2	12,060	2.1	285	1.6
Insurance Agents, Brokers & Services	6	1.5	10,112	1.7	412	2.3
Other	165	40.2	94,559	16.2	3,290	18.2

Total	411	100.0	$581,887	100.0	18,116	100.0

Piedmont Office Realty Trust, Inc.

Other Investments

As of March 31, 2010

INDUSTRIAL PROPERTIES	Location	Percent Ownership (%)	Year Built	Real Estate Net Book Value ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased (%)
112 Hidden Lake Circle	Duncan, SC	100	1987	$9,265	313.4	100.0
110 Hidden Lake Circle	Duncan, SC	100	1987	13,379	473.4	36.8

				$22,644	786.8	61.9

UNCONSOLIDATED JOINT VENTURE PROPERTIES	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value ($’s in thousands)	Real Estate Net Book Value ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased (%)
14400 Hertz Quail Springs Parkway	Oklahoma City, OK	4	1997	$152	$4,123	57.2	100.0
360 Interlocken	Broomfield, CO	4	1996	240	6,506	51.7	27.9
47300 Kato Road	Fremont, CA	78	1982	2,693	3,475	58.4	100.0
20/20 Building	Leawood, KS	57	1992	2,720	4,791	68.2	90.8
4685 Investment Drive	Troy, MI	55	2000	5,325	9,680	77.1	100.0
5301 Maryland Way	Brentwood, TN	55	1989	11,294	20,530	201.2	100.0
8560 Upland Drive	Parker, CO	72	2001	7,836	10,900	148.2	100.0
Two Park Center	Hoffman Estates, IL	72	1999	11,941	16,610	193.7	83.0

				$42,201	$76,615	855.7	91.1

LAND PARCELS	Location	Acres
Portland Land Parcels	Beaverton, OR	18.2
Enclave Parkway	Houston, TX	4.5
Durham Avenue	South Plainfield, NJ	8.9
Corporate Court	Holtsville, NY	10.0
State Highway 161	Irving, TX	4.5
Sylvan Avenue	Englewood Cliffs, NJ	2.4

		48.5

STRUCTURED FINANCE	Location	Book Value ($’s in thousands)
Mezzanine Loan (1)	Chicago, IL	$47,788
Mezzanine Loan (1)	Chicago, IL	11,619

		$59,407

(1)	Secured by a pledge of the equity interest of the entity owning a 46-story, Class A commercial office building located in downtown Chicago.

Piedmont Office Realty Trust, Inc.

Supplemental Definitions

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental package and reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of these non-GAAP measures are presented on pages 31-33.

Adjusted Funds From Operations (“AFFO”): AFFO is calculated by deducting from Core FFO non-incremental capital expenditures and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

Annualized Lease Revenue (“ALR”): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expenses, if payable by the tenant on a monthly basis under the terms of a lease that have been executed, but excluding rental abatements and rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents and operating expenses are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) monthly base rental payments for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes our industrial properties and unconsolidated joint venture interests.

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally adding back any impairment losses and other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or liquidity. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Funds From Operations (“Core FFO”): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjust for certain non-recurring items such as impairment losses and other extraordinary items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs’ equivalent to Core FFO.

Core Net Operating Income (“Core NOI”): Core NOI is defined as real estate operating income with the add-back of corporate general and administrative expense, depreciation and amortization, and casualty and impairment losses and the deduction of income and expense associated with lease terminations. We present this measure on a cash basis which eliminates the effects of straight lined rents and fair value lease revenue. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Core NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.

Funds From Operations (“FFO”): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT") definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. Such factors can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets’ income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives incurred to lease space that was dark at acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

Piedmont Office Realty Trust, Inc.

Supplemental Definitions

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Core NOI attributable to our interest in eight properties owned through unconsolidated partnerships. We present this measure on a cash basis which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets’ income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure.

Same Store NOI: Same Store NOI is calculated as the Core NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI excludes amounts attributable to industrial properties. We present this measure on a cash basis which eliminates the effects of straight lined rents and fair value lease revenue. We believe Same Store NOI is an important measure of comparison of our stabilized properties’ operating performance. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior two years of reporting periods. Same Store Properties excludes industrial properties. We believe Same Store Properties is an important measure of comparison of our stabilized portfolio performance.

Piedmont Office Realty Trust, Inc.

Research Coverage

Paul E. Adornato, CFA	Brendon Maiorana
BMO Capital Markets	Wells Fargo
3 Time Square	7 St. Paul Street
New York, New York 10036	MAC R1230-011
Phone: (212) 885-4170	Baltimore, MD 21202
Phone: (443) 263-6516

Anthony Paolone, CFA	David B. Rodgers, CFA
JP Morgan	RBC Capital Markets
277 Park Avenue	Chagrin Highlands Center
New York, NY 10172	2000 Auburn Drive, Suite 200
Phone: (212) 622-6682	Beachwood, OH 44122
Phone: (440) 715-2647

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income

Unaudited (in thousands)

	Three Months Ended
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009

Net income attributable to Piedmont	$31,460	$25,946	$(8,260)	$27,976	$29,038
Add:
Non-controlling interest	125	119	121	120	118
Interest expense	19,091	19,489	19,518	19,393	19,343
Depreciation	26,428	27,434	27,159	26,928	25,989
Amortization	11,488	16,273	14,095	13,797	13,543
Impairment loss on real estate assets	—	—	37,633	—	—

Core EBITDA	88,592	89,261	90,266	88,214	88,031
Add:
General & administrative expenses	6,695	6,296	5,757	8,102	7,407
Deduct:
Interest and other income	(969)	(652)	(1,989)	(1,147)	(662)
Lease termination income	(496)	(1,982)	—	(782)	—
Lease termination expense—straight line rent & FAS 141 writeoffs	67	552	627	174	—

Core net operating income (accrual basis)	93,889	93,475	94,661	94,561	94,776
Deduct:
Straight line rent adjustment	1,006	(2,619)	(1,508)	(1,378)	2,696
FAS 141 adjustment	(1,426)	(1,212)	(1,249)	(1,247)	(1,230)

Core net operating income (cash basis)	93,469	89,644	91,904	91,936	96,242
Deduct:
Acquisitions	—	—	—	—	—
Industrial Properties	(273)	(638)	(638)	(642)	(641)
Unconsolidated joint ventures	(1,267)	(1,156)	(1,171)	(1,275)	(1,196)

Same Store NOI	$91,929	$87,850	$90,095	$90,019	$94,405

Piedmont Office Realty Trust, Inc.

Net Income/ FFO/ Core FFO/ AFFO Reconciliations

Unaudited (in thousands)

	Three Months Ended
	3/31/10	12/31/2009	9/30/2009	6/30/2009	3/31/2009

Rental income	$112,106	$112,000	$112,874	$111,994	$112,946
Tenant reimbursements	35,081	36,108	36,924	36,059	40,105
Property mgmt fees	753	928	742	744	697
Other rental income	496	1,981	0	782	0
Gain on sale	0	0	0	0	0

Total revenues	148,436	151,017	150,540	149,579	153,748

Property operating expense	55,369	57,301	57,618	55,639	60,131
Depreciation	26,080	27,090	26,792	26,561	25,630
Amortization	11,387	16,171	13,991	13,695	13,442
Casualty & impairment loss	0	0	35,063	0	0
General & administrative expense	6,630	6,226	5,701	8,095	7,371

Total operating expenses	99,466	106,788	139,165	103,990	106,574

Real estate operating income	48,970	44,229	11,375	45,589	47,174

Interest expense	(19,091)	(19,489)	(19,518)	(19,393)	(19,343)
Interest and other income	969	652	1,989	1,147	662
Equity in income of unconsolidated JVs	737	673	(1,985)	753	663

Total other income/(expense)	(17,385)	(18,164)	(19,514)	(17,493)	(18,018)

Net income/ (loss)	31,585	26,065	(8,139)	28,096	29,156

Less: net income from non-controlling interest	(125)	(119)	(121)	(120)	(118)

NET INCOME/ (LOSS) ATTRIBUTABLE TO PIEDMONT	$31,460	$25,946	($8,260)	$27,976	$29,038

Add Back:
Depreciation	26,250	27,264	27,004	26,773	25,837
Amortization	11,488	16,274	14,094	13,797	13,543

Deduct:
Gain / (loss) on sale of property	0	0	0	0	0

FUNDS FROM OPERATIONS (FFO)	$69,198	$69,484	$32,838	$68,546	$68,418

Add Back:
Casualty & impairment loss	0	0	37,633	0	0

CORE FUNDS FROM OPERATIONS	$69,198	$69,484	$70,471	$68,546	$68,418

Add Back:
Depreciation of non real estate assets	178	171	155	154	152
Straight-line effects of lease revenue	1,073	(1,619)	(846)	(1,228)	2,696
Amortization of lease related intangibles	(1,426)	(1,663)	(1,283)	(1,223)	(1,230)
Stock-based and other non-cash compensation expense	653	671	671	831	1,005
Deferred financing cost amortization	696	696	696	686	708
Income from amortization of discount on purchase of mezzanine loans	(668)	(334)	(648)	(929)	(367)

Deduct:
Non-incremental capital expenditures	(9,122)	(19,697)	(8,460)	(7,534)	(11,805)

ADJUSTED FUNDS FROM OPERATIONS	$60,582	$47,709	$60,756	$59,303	$59,577

Piedmont Office Realty Trust, Inc.

Unconsolidated Joint Venture NOI Reconciliation

Pro-rata (in thousands)

	Three Months Ended
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009

Equity in Income of Unconsolidated JVs	$737	$673	$(1,985)	$753	$663

Add:
Interest expense
Depreciation	348	344	367	367	359
Amortization	101	102	104	102	101
Impairment Charge	—	—	2,570	—	—

Core EBITDA	1,186	1,119	1,056	1,222	1,123

Add:
General & administrative expenses	65	70	56	7	36

Deduct:
Interest and other income	—	—	—	—	—

Core net operating income (accrual basis)	1,251	1,189	1,112	1,229	1,159
Straight line rent adjustment	17	(32)	60	47	38
FAS 141 adjustment	(1)	(1)	(1)	(1)	(1)

Core net operating income (cash basis)	$1,267	$1,156	$1,171	$1,275	$1,196

Piedmont Office Realty Trust, Inc.

Supplemental Operating & Financial Data

Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the Company’s ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults, particularly by one of the Company’s large lead tenants; the impact of competition on the Company’s efforts to renew existing leases or re-let space; changes in the economies and other conditions of the office market in general and of the specific markets in which the Company operates; economic and regulatory changes; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions and related impairments to the Company's real estate assets and other intangible assets; the success of the Company’s real estate strategies and investment objectives; availability of financing; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.